UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2007 (November 13, 2007)

Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326

(Address of Principal Executive Offices)	(Zip Code)

(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 13, 2007, Champion Enterprises, Inc. (the “Company”) entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of May 3, 1999 (as supplemented on July 30, 1999, October 4, 1999, February 10, 2000, September 5, 2000, March 15, 2002, August 7, 2002, January 13, 2003 and January 31, 2003, and as such may be further amended and supplemented from time to time, the “Indenture”), between the Company and Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States (as successor in interest to Bank One Trust Company, N.A. formerly known as The First National Bank of Chicago), as trustee. The Indenture governs the terms of the Company’s 7⅝% Senior Notes due 2009 (the “Notes”).
The Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants contained in the Indenture, as described below (the “Amendments”). The Indenture provides that supplemental indentures of this type may be entered into upon receipt of consents from holders representing a majority in aggregate principal amount of the Notes. Prior to the execution of the Supplemental Indenture, the Company solicited and received the required consents to the Amendments in connection with its offer to purchase and consent solicitation for the Notes. Sufficient consents have now been received and may not be revoked. The offer to purchase the Notes (the “Offer”) will expire at 12:00 midnight, New York City time, on November 27, 2007.
The Amendments changed the terms of the Indenture and the Notes as follows:
     (a) The Amendments will eliminate the following sections of the Indenture:

Existing Section Number	Caption
Section 4.02.	SEC Reports
Section 4.03.	Limitation on Liens
Section 4.04.	Limitation on Sale/Leaseback Transactions
Section 4.05.	Exempted Indebtedness
Section 4.06.	Future Subsidiary Guarantors
     (b) The Amendments will eliminate Paragraph (b) of Section 5.01 of the Indenture, “When Company May Merge or Transfer Assets.”
There are no material relationships between Wells Fargo Bank, N.A. and the Company or any of their respective affiliates, other than as follows: (i) Wells Fargo Bank, N.A. serves as trustee under the Indenture, the Supplemental Indenture and the supplemental indentures, dated July 30, 1999, October 4, 1999, February 10, 2000, September 5, 2000, March 15, 2002, August 7, 2002, January 13, 2003 and January 31, 2003, to the Indenture and (ii) Wells Fargo Bank, N.A. and certain of its affiliates have in the past provided and currently provide trustee and trustee-related services to the Company and certain of its subsidiaries, and these entities may continue to do so in the future.
The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)     Exhibit.

Exhibit
Number	Description

4.1
Supplemental Indenture, dated as of November 13, 2007, between the Company and Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States (as successor in interest to Bank One Trust Company, N.A. formerly known as The First National Bank of Chicago), as trustee, to the Indenture, dated as of May 3, 1999.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ Jay Kreindler
Jay Kreindler, Associate General Counsel

Date: November 16, 2007

EXHIBIT INDEX

Exhibit
Number	Description

4.1
Supplemental Indenture, dated as of November 13, 2007, between the Company and Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States (as successor in interest to Bank One Trust Company, N.A. formerly known as The First National Bank of Chicago), as trustee, to the Indenture, dated as of May 3, 1999.